UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8 - K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) November 10, 2006

CHADMOORE WIRELESS GROUP, INC.
(Exact name of registrant as specified in its charter)

Colorado	0-20999	84-1058165
(State or other jurisdiction of	(Commission File Number)	(I.R.S. Employer
Incorporation or organization)		Identification No.)

1517 North Point #477,San Francisco, CA 94123
(Address of principal executive offices) (Zip Code)

(415) 738-0470
(Registrant’s telephone number, including area code)

7390 W. Sahara Avenue, Suite 290, Las Vegas, Nevada 89117
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

INFORMATION TO BE INCLUDED IN THE REPORT

Item 4.02. Non-Reliance on Previously Issued Financial Statements or a Related Audit Report or Completed Interim Review.

On November 10, 2006, Chadmoore Wireless Group, Inc.’s (“Chadmoore”) board of directors concluded after an internal investigation that the potential obligations discussed in Item 8.01 below were not disclosed on Chadmoore’s annual financial statements for the year ended December 31, 2005 filed with Chadmoore’s annual report on Form 10-KSB and its financial statements for the quarters ended September 30, 2005, March 31, 2006 and June 30, 2006 filed with its quarterly reports on Form 10-QSB. The board of directors discussed this matter with Chadmoore’s outside independent auditors. As a result, the board concluded that those financial statements should no longer be relied upon.

Chadmoore does not intend to file restated financial statements for the year ended December 31, 2005 or any subsequent quarterly period including the period ended September 30, 2006 until the matter discussed in Item 8.01 below is resolved. After concluding the internal investigation discussed in Item 8.01 below, Chadmoore may not file restated financial statements or any additional financial statements at all prior to final dissolution. Chadmoore intends to continue reporting material information through current reports on Form 8-K as required.

Item 5.02. Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers; Compensatory Arrangements of Certain Officers.

On November 10, 2006, Robert Moore resigned from the board of directors of Chadmoore and as President and Chief Executive Officer of Chadmoore. In addition, on November 15, 2006, Stephen Radusch resigned as Chief Financial Officer and Treasurer of Chadmoore. Neither Mr. Moore nor Mr. Radusch received any severance from Chadmoore upon their resignations.

Although Chadmoore is a company in dissolution and is in the final stages of concluding the winding up of its business, the remaining members of the board of directors believed that it was necessary to appoint an interim officer to oversee Chadmoore’s limited operations and execute necessary documents. Therefore, the board of directors appointed Gil Labrucherie, a member of the board of directors, as interim President of Chadmoore. In addition the board of directors appointed Mr. Labrucherie as Chairman of the Board and Secretary. The board of directors is also considering the appointment of a liquidating trustee to manage Chadmoore until final dissolution.

Item 8.01. Other Events.

The following information has been learned by the independent members of the board of directors of Chadmoore as a result of an internal investigation that began on November 6, 2006 and is ongoing.

Background

On November 10, 2005, Sunset Brands, Inc. a Nevada corporation, (“Brands”) entered into an Amended and Restated Acquisition Agreement with IBF Fund Liquidating LLC (“IBF”) to purchase U.S. Mills, Inc., a Delaware corporation (“Mills”), through a bankruptcy proceeding. As partial consideration for the purchase of Mills, among other consideration, Brands issued to IBF a convertible debenture with an original principal amount of $5,000,000 (“Debenture”). The Debenture is due and payable on November 10, 2008.

According to a Schedule 13D filed with the Securities and Exchange Commission, Sunset Holdings International, Ltd. (“Holdings”) is a significant shareholder of Brands. Holdings agreed with IBF that it would seek a third party buyer of the Debenture (other than Chadmoore) within 360 days of November 10, 2005. If it failed to find a third party buyer of the Debenture, Holdings agreed to purchase the Debenture from IBF on the 361st day after November 10, 2005, by paying cash for the full principal amount of the Debenture plus accrued interest. Holdings granted IBF a security interest in certain of its assets, including its ownership of Mills, as security for its obligation to purchase the Debenture.

According to the public filings of Brands: (1) Mr. Moore is a member of the board of directors of Brands; (2) Mr. Moore has a membership interest in Platinum Products, LLC, a Nevada limited liability company, which is engaged in the business of marketing nicotine-based beverages, of which Todd Sanders, President and Chief Executive Officer of Brands, also is a member; and (3) Mr. Radusch is the Chief Financial Officer and Secretary of Brands.

Agreement to Purchase the Debenture

As a condition to IBF’s acceptance of the Debenture as part of the consideration for Mills, IBF requested that a third party agree to purchase up to $2,500,000 of the Debenture if the principal amount of the Debenture was in excess of $1,875,000 after November 10, 2006. Mr. Moore, purportedly on behalf of Chadmoore and without notifying the board of directors or obtaining the authorization of the board of directors, executed a Convertible Debenture Sale Agreement with IBF on November 10, 2005 (the “Sale Agreement”), purportedly binding Chadmoore to this obligation.

The Sale Agreement was not approved by Chadmoore’s board of directors and the independent board members were not aware of the Sale Agreement at the time of its execution. The board of directors has not subsequently ratified the execution and delivery of the Sale Agreement and does not intend to ratify the Sale Agreement in the future. The independent board members are not aware that Chadmoore received any consideration or benefit for purportedly entering into the Sale Agreement.

Following the execution and delivery of the Sale Agreement in November, 2005, the Sale Agreement was not provided to either (1) Chadmoore’s outside independent auditors as part of the audit and review process or (2) Chadmoore’s legal counsel for filing with the Securities and Exchange Commission as a material contract of Chadmoore.

Current Status

On November 6, 2006, the independent board members were informed of the Sale Agreement by Mr. Moore’s personal counsel. The independent board members promptly engaged outside counsel and commenced an internal investigation that is ongoing under the direction of the independent board members.

As of the date hereof, to Chadmoore’s knowledge, the Debenture remains outstanding. Further, Chadmoore understands that Holdings has not found a third party purchaser of the Debenture and has breached its obligation to purchase the Debenture from IBF. IBF, therefore, has the right to either foreclose on its security interest from Holdings or attempt to enforce its alleged rights against Chadmoore under the Sale Agreement, including requiring Chadmoore to purchase up to $2,500,000 of the principal amount of the Debenture. Under the various agreements related to this transaction, it does not appear that IBF is obligated to seek a remedy from one party over another.

On October 23, 2006, the United States Bankruptcy Court for the Southern District of New York (the "Bankruptcy Court") entered a temporary restraining order against Brands, Holdings, Chadmoore and Mr. Sanders, enjoining each of them from, among other things, interfering in any way with IBF's exercise of its rights and remedies with respect to Mills or interfering in the sale of all or a portion of Mills. On October 30, 2006, the Bankruptcy Court granted IBF's motion for preliminary injunctive relief, which enjoined each of Brands, Holdings, Chadmoore and Mr. Sanders from, among other things, interfering in any way with IBF's exercise of its rights and remedies with respect to Mills or interfering in the sale of all or a portion of Mills. Chadmoore’s independent board members became aware of this temporary restraining order on or about November 9, 2006, as part of its internal investigation.

The independent board members are continuing their internal investigation into this matter. The matters described herein may change depending on the findings of the internal investigation.

The independent board members intend to vigorously defend Chadmoore against any purported obligation under the Sale Agreement.

Stockholder Distribution

On October 16, 2006, Chadmoore completed a fourth distribution of cash in the aggregate amount of $12.25 million, or $.172617 per share, to shareholders of record. If the Sale Agreement is enforced against Chadmoore by a court of competent jurisdiction, Chadmoore may not have had sufficient assets to make the fourth distribution as required under Section 7-106-401 of the Colorado Business Corporation Act. In addition, although it is impossible to predict with certainty the actions of any court, jury or other finder of fact, a court of competent jurisdiction could find that by making the fourth distribution and becoming unable to meet its obligations under the Sale Agreement, Chadmoore violated the temporary restraining order described above. If any of these events were to occur, Chadmoore will pursue all legal remedies against the former executive officers and any other party for any damages it incurs as a result of this matter.

However, if Chadmoore is unable to obtain repayment of its damages from the former executive officers or any other party, and if a court of competent jurisdiction finds that Chadmoore did not have sufficient assets to make the fourth distribution or that Chadmoore violated the temporary restraining order, the shareholders may be liable to return a portion of the proceeds of the fourth distribution to Chadmoore for payment to creditors including theoretically IBF.

Chadmoore does not intend to make the final distribution to shareholders until this matter is resolved.

S I G N A T U R E S

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

CHADMOORE WIRELESS GROUP, INC. a dissolved Colorado corporation - 2002 (Registrant)
November 16, 2006 Date	By: /s/ Gil Labrucherie Name: Gil Labrucherie Title: Interim President

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